Page 62 of 83 Pages

________________________________________________________________________________




                          REGISTRATION RIGHTS AGREEMENT


                                      among


                        INTEGRA LIFESCIENCES CORPORATION,


                        QUANTUM INDUSTRIAL PARTNERS LDC,


                                       and


                          SFM DOMESTIC INVESTMENTS LLC






              _____________________________________________________


                              Dated: March 29, 1999

              _____________________________________________________






________________________________________________________________________________


                                                             Page 63 of 83 Pages


                                TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----
1.       Definitions.....................................................................................1

2.       General; Securities Subject to this Agreement...................................................3
         (a)      Grant of Rights........................................................................3
         (b)      Registrable Securities.................................................................3
         (c)      Holders of Registrable Securities......................................................4

3.       Demand Registration.............................................................................4
         (a)      Request for Demand Registration........................................................4
         (b)      Effective Demand Registration..........................................................4
         (c)      Expenses...............................................................................5
         (d)      Underwriting Procedures................................................................5
         (e)      Selection of Underwriters..............................................................5

4.       Piggy-Back Registration.........................................................................6
         (a)      Piggy-Back Rights......................................................................6
         (b)      Expenses...............................................................................7

5.       Holdback Agreements.............................................................................7
         (a)      Restrictions on Public Sale by Designated Holders......................................7
         (b)      Restrictions on Public Sale by the Company.............................................7

6.       Registration Procedures.........................................................................8
         (a)      Obligations of the Company.............................................................8
         (b)      Obligations of Each Designated Holder of Registrable Securities.......................11
         (c)      Notice to Discontinue.................................................................12
         (d)      Registration Expenses.................................................................12

7.       Indemnification; Contribution..................................................................13
         (a)      Indemnification by the Company........................................................13
         (b)      Indemnification by Designated Holders.................................................13
         (c)      Conduct of Indemnification Proceedings................................................14
         (d)      Contribution..........................................................................14

8.       Rule 144.......................................................................................15






                                                                                       Page 64 of 83 Pages



9.       Miscellaneous..................................................................................15
         (a)      Recapitalizations, Exchanges, etc.....................................................15
         (b)      No Inconsistent Agreements............................................................16
         (c)      Remedies..............................................................................16
         (d)      Amendments and Waivers................................................................16
         (e)      Notices...............................................................................16
         (f)      Successors and Assigns; Third Party Beneficiaries.....................................18
         (g)      Counterparts..........................................................................18
         (h)      Headings..............................................................................18
         (i)      GOVERNING LAW.........................................................................18
         (j)      Severability..........................................................................18
         (k)      Entire Agreement......................................................................18
         (l)      Further Assurances....................................................................19


                                                             Page 65 of 83 Pages

                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT, dated March 29, 1999 (this "Agreement"), among INTEGRA LIFESCIENCES CORPORATION, a Delaware corporation
 ---------
(the  "Company"),  QUANTUM  INDUSTRIAL  PARTNERS LDC, a Cayman  Islands  limited
       -------
duration company ("QIP"), and SFM DOMESTIC INVESTMENTS LLC, a Delaware limited liability company ("SFM DI" and together with QIP, the "Stockholders").

                  WHEREAS, this Agreement is made in connection with the Series B Convertible Preferred Stock and Warrant Purchase Agreement, dated March 29, 1999 (the "Series B Agreement"), among the Company and the Stockholders pursuant
           ------------------
to which the Company has agreed to issue and sell to the Stockholders, and the Stockholders have agreed to purchase from the Company, (i) an aggregate of 100,000 shares of Series B Preferred Stock and (ii) warrants (the "Warrants") to
                                                                   --------
purchase, subject to the terms and conditions thereof, an aggregate of 240,000 shares of Common Stock;

                  WHEREAS, in order to induce the Stockholders to purchase their shares of Series B Preferred Stock and the Warrants, the parties hereto have agreed to enter into this Agreement pursuant to which the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined).

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                  1.     Definitions.  As used in this  Agreement  the following
                         -----------
terms have the meanings indicated:

                  "Act" means the Securities Act of 1933, as amended.
                   ---

                  "Affiliate"  shall mean any Person  who is an  "affiliate"  as
                   ---------
defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, and any Person controlling, controlled by, or under common control with Soros Fund Management LLC. For the purposes of this Agreement, "control" includes the ability to have investment discretion through contractual means or by operation of law.

                  "Approved  Underwriter"  has the meaning assigned such term in
                   ---------------------
Section 3(e).

                  "Common  Stock"  means the  Common  Stock,  par value $.01 per
                   -------------
share, of the Company or any other equity securities of the Company into which such securities are converted, reclassified, reconstituted or exchanged.

                                                             Page 66 of 83 Pages


                  "Company  Underwriter"  has the meaning  assigned such term in
                   --------------------
Section 4(a).

                  "Demand  Registration"  has the meaning  assigned such term in
                   --------------------
Section 3(a).

                  "Designated  Holder" means each of the  Stockholders,  and any
                   ------------------
transferee of any of them to whom Registrable Securities have been transferred in accordance with the provisions of this Agreement, other than a transferee to whom such securities have been transferred pursuant to a registration statement under the Securities Act or Rule 144 or Regulation S under the Securities Act.

                  "Exchange Act" means the  Securities  Exchange Act of 1934, as
                   ------------
amended, and the rules and regulations promulgated thereunder.

                  "Existing Rightholders" means the stockholders of the Company,
                   ---------------------
if any, who have obtained registration rights pursuant to agreements existing on the date hereof.

                  "Initiating  Holders"  has the meaning  assigned  such term in
                   -------------------
Section 3(a).

                  "Inspector"  has the  meaning  assigned  such term in  Section
                   ---------
6(a)(viii).

                  "NASD"  has  the  meaning   assigned   such  term  in  Section
                   ----
6(a)(xiv).

                  "Person" means any individual, firm, corporation, partnership,
                   ------
trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "QIP" means Quantum Industrial Partners LDC.
                   ---

                  "Registrable  Securities" means each of the following: (a) any
                   -----------------------
shares of Common Stock owned by the Designated Holders issued or issuable upon conversion of shares of Series B Preferred Stock or Additional Preferred Stock (as defined in the Series B Agreement), or upon exercise of the Warrants, (b) any shares of Common Stock issued or issuable by the Company to any or all of the Designated Holders during the time that any of such Designated Holders are holders of shares of Common Stock or shares of Series B Preferred Stock, (c) any other shares of Common Stock acquired or owned by any of the Designated Holders and (d) any shares of Common Stock issued or issuable with respect to shares of Common Stock and shares of Series B Preferred Stock and Additional Preferred Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and shares of Common Stock issuable upon conversion, exercise or exchange thereof.

                                                             Page 67 of 83 Pages


                  "Registration  Expenses"  has the meaning set forth in Section
                   ----------------------
6(d).

                  "SEC" means the  Securities  and  Exchange  Commission  or any
                   ---
similar agency then having jurisdiction to enforce the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended,
                   --------------
and the rules and regulations promulgated thereunder.

                  "Series B Agreement" has the meaning assigned such term in the
                   ------------------
recital to this Agreement.

                  "Series B Preferred  Stock" has the meaning assigned such term
                   -------------------------
in the recital to this Agreement.

                  "SFM DI" means SFM Domestic Investments LLC.
                   ------

                  "Stockholders"  means Quantum Industrial  Partners LDC and SFM
                   ------------
Domestic Investments LLC.

                  "Warrants"  has the meaning  assigned such term in the recital
                   --------
to this Agreement.

                  2.       General; Securities Subject to this Agreement.
                           ---------------------------------------------

                           (a)      Grant of Rights.  The Company  hereby grants
                                    ---------------
registration rights to the Stockholders upon the terms and conditions set forth in this Agreement.

                           (b)      Registrable Securities.  For the purposes of
                                    ----------------------
this Agreement, (i) Registrable Securities will cease to be Registrable Securities when a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement and (ii) the securities of a Designated Holder shall be deemed not to be Registrable Securities at any time when the Company is registered pursuant to Section 12 of the Exchange Act and the entire amount of such Designated Holder's Registrable Securities proposed to be sold in a single sale are or, in the opinion of counsel satisfactory to the Company and the Designated Holder, each in their reasonable judgment, may be distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

                           (c)      Holders of Registrable Securities.  A Person
                                    ---------------------------------
is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected and

                                                             Page 68 of 83 Pages


disregarding any legal restrictions upon the exercise of such rights. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

                  3.       Demand Registration.
                           -------------------

                           (a)      Request for Demand Registration. At any time
                                    -------------------------------
on or after the date hereof, the holders of more than 50% of the Registrable Securities outstanding may make a written request for registration (such Designated Holders making such request being deemed to be "Initiating Holders")
                                                           -------------------
of Registrable Securities under the Securities Act, and under the securities or "blue sky" laws of a reasonable number of jurisdictions designated by such holder or holders (a "Demand Registration"); provided, however, that the Company
                      -------------------    --------  -------
shall not be required to effect more than two Demand Registrations pursuant to this Section 3. If at the time of any request to register Registrable Securities pursuant to this Section 3(a), the Company is engaged in, or has fixed plans to engage in within ninety (90) days of the time of such request, a registered public offering or is engaged in any other activity which, in the good faith determination of the Board of Directors of the Company, would be required to be disclosed under applicable law as a result of such request or would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of three (3) months from the effective date of such offering or the date of completion of such other activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any one-year period. In addition, the Company shall not be required to effect any registration within three (3) months after the effective date of any other Registration Statement of the Company. Each such request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold, the intended method of disposition thereof and the jurisdictions in which registration is desired. Upon a request for a Demand Registration, the Company shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered.

                           (b)      Effective Demand  Registration.  The Company
                                    ------------------------------
shall use commercially reasonable efforts to cause any such Demand Registration to become effective not later than forty-five (45) days after it receives a request under Section 3(a) hereof and to remain effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) ninety (90) days; provided, however, that if the
                                                 --------   -------
Initiating Holders request the Company to withdraw such registration, it shall constitute a Demand Registration unless the Initiating Holders promptly pay all of the costs and expenses incurred by the Company in connection with such registration.

                                                             Page 69 of 83 Pages


                           (c)      Expenses. In any registration initiated as a
                                    --------
Demand Registration, the Company shall pay all Registration Expenses (other than underwriting discounts and commissions and brokerage commissions), including the reasonable fees and expenses of one counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") in connection therewith (not to exceed
                -----------------
$15,000), whether or not such Demand Registration becomes effective.

                           (d)      Underwriting  Procedures.  If the Initiating
                                    ------------------------
Holders holding a majority of the Registrable Securities held by all of the Initiating Holders to which the requested Demand Registration relates so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter (as hereinafter defined) selected in accordance with Section 3(e). In such event, if the Approved Underwriter advises the Company in writing that in its opinion the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, subject to the rights of the Existing Rightholders, the Company shall include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and shall reduce, first as to the Company and any stockholders who are not Designated Holders as a group, if any, and then as to the Designated Holders as a group, pro rata within each group based on the number of Registrable Securities included in the request for Demand Registration, the amount of Registrable Securities to be included by each Designated Holder in such registration.

                           (e)      Selection  of  Underwriters.  If any  Demand
                                    ---------------------------
Registration of Registrable Securities is in the form of an underwritten offering, the Initiating Holders holding a majority of the Registrable Securities held by all such Initiating Holders shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however,
                                   ---------------------     --------   -------
that the Approved Underwriter shall, in any case, be acceptable to the Company in its reasonable judgment.

                  4.       Piggy-Back Registration.
                           -----------------------

                           (a)      Piggy-Back  Rights.  If the Company proposes
                                    ------------------
to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of an Initiating Holder pursuant to Section 3 of any class of security (other than a registration statement on Form S-4 or S-8 or any successor forms thereto), then the Company shall give written notice of such proposed filing to each of the Designated Holders of Registrable Securities (other than any Initiating Holders), and such

                                                             Page 70 of 83 Pages


notice shall describe in detail the proposed registration and distribution and shall offer such Designated Holders (other than any Initiating Holders) the opportunity to register the number of Registrable Securities as each such holder may request. The Company shall, and shall use commercially reasonable efforts (within ten (10) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to, permit the Designated Holders of
                 --------------------
Registrable Securities who have requested in writing (within ten (10) days of the giving of the notice of the proposed filing by the Company) to participate in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. In connection with any offering under this Section 4(a) involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless (i) the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, (ii) if such underwriting has been initiated by the Company or requested by another party that has contractual registration rights, all of the shares of Common Stock held by the parties making such request or entitled to include shares of Common Stock pursuant to the same rights as the requesting parties have been included in such registration and (iii) all of the shares of Common Stock held by Existing Rightholders for which such registration has been requested by such Existing Rightholders have been included in such registration, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the Company Underwriter the registration of all, or part, of the Registrable Securities which the Designated Holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Securities, if any, which the Company Underwriter believes may be sold without causing such adverse effect, and the amount of securities to be offered in the underwriting shall be allocated first, to the Company based on the number of shares it desires to sell in the underwritten offering for its own account; and thereafter pro rata among the Initiating Holders and all other selling stockholders, if any, based on the number of shares otherwise proposed to be included therein by the Initiating Holders and such other selling stockholders. If the number of Registrable Securities to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Designated Holders of Registrable Securities have requested to be included, then the Designated Holders of Registrable Securities who have requested registration shall participate in the underwriting pro rata based upon their total ownership of the Registrable Securities. If any Designated Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting Designated Holders pro rata based upon their total ownership of Registrable Securities.

                                                             Page 71 of 83 Pages


                           (b)      Expenses.   The   Company   shall  bear  all
                                    --------
Registration Expenses (other than underwriting discounts and commissions and brokerage commissions), including the reasonable fees and expenses of the Holders' Counsel (not to exceed $15,000), in connection with any registration pursuant to this Section 4.

                  5.       Holdback Agreements.
                           -------------------

                           (a)      Restrictions  on Public  Sale by  Designated
                                    --------------------------------------------
Holders.  Each Designated Holder of Registrable  Securities agrees not to effect
-------
any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the ninety (90) day period beginning on the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the Company Underwriter or the Approved Underwriter in the case of an underwritten public offering, except to the extent that such Designated Holder is prohibited by applicable law or exercise of fiduciary duties from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or investment adviser. If requested by the Company Underwriter, each Designated Holder will execute and deliver a lock-up agreement in a form acceptable to such Underwriter and the Company for purposes of its obligations under this Section 5. Without limiting the scope of the term "fiduciary," a Designated Holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the Registrable Securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act of 1940, as amended, or if such Registrable Securities are held in a separate account under applicable insurance law or regulation.

                           (b)      Restrictions  on Public Sale by the Company.
                                    -------------------------------------------
The Company agrees not to effect any public sale or distribution of any of its securities for its own account, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor forms thereto), during the period beginning on the effective date of any Demand Registration in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all shares of Common Stock registered on such registration statement are sold and (ii) the date thirty (30) days after the effective date of such registration statement.

                  6.       Registration Procedures.
                           -----------------------

                           (a)      Obligations   of   the   Company.   Whenever
                                    --------------------------------
registration of Registrable Securities has been requested pursuant to Section 3 or 4 of this Agreement, the Company shall use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as reasonably practicable, and in connection with any such request, the Company shall, as promptly as reasonably possible:

                                                             Page 72 of 83 Pages

                                    (i) use commercially  reasonable  efforts to
prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use commercially reasonable efforts to cause such registration statement to become effective; provided, however, that (x) before filing a registration statement or
           --------  -------
prospectus or any amendments or supplements thereto, the Company shall provide Holders' Counsel and any other Inspector (as hereinafter defined) with an adequate and appropriate opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                                    (ii)  prepare  and  file  with  the SEC such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the lesser of (x) ninety (90) days and (y) such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                                    (iii) as  soon   as   reasonably   possible,
furnish to each seller of Registrable Securities, prior to filing a registration statement, copies of such registration statement as is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                                    (iv) use its best  efforts  to  register  or
qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any

                                                             Page 73 of 83 Pages


such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company
                                             --------  -------
shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 6(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                                    (v)  use  its  best  efforts  to  cause  the
Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

                                    (vi)  notify  each  seller  of   Registrable
Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus (except that the Company may avoid supplementing or amending such prospectus for up to 90 days when, in the good faith determination of the Board of Directors of the Company, supplementing or amending such prospectus would require disclosure under applicable law of any material activity in which the Company is then engaged, the disclosure of which would adversely affect the Company) and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                                    (vii)  enter  into  and  perform   customary
agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Sections 3 or 4) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                                    (viii) make  available for inspection by any
seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all
                         ---------                            ----------

                                                             Page 74 of 83 Pages

financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is requested by any regulatory body (including the National Association of Insurance Commissioners) or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                                    (ix)  if  such  sale  is   pursuant   to  an
underwritten offering, use its best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably request; provided,
                                                                       --------
however, that the Company shall not be required to obtain such a letter from its
-------
former independent public accountants;

                                    (x) use its best efforts to furnish,  at the
request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

                                    (xi)  otherwise  use  its  best  efforts  to
comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                                                             Page 75 of 83 Pages


                                    (xii) cause all such Registrable  Securities
to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided, that the applicable listing requirements are satisfied;

                                    (xiii)  keep  Holders'  Counsel  advised  in
writing as to the initiation of any registration under Section 3 or 4 hereunder and provide Holders' Counsel with copies of any SEC filings made in connection therewith;

                                    (xiv)   cooperate   with   each   seller  of
Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and
           ----

                                    (xv) use commercially  reasonable efforts to
take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

                           (b)      Obligations  of Each  Designated  Holder  of
                                    --------------------------------------------
Registrable  Securities.  Following  the  filing  of  a  registration  statement
-----------------------
registering the Eligible Securities of any Designated Holder and during any period that the registration statement is effective, each such Designated Holder shall:

                                    (i)  not     effect    any     stabilization
transactions or engage in any stabilization activity in connection with any securities of the Company in contravention of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                                    (ii) furnish  each broker or dealer  through
whom such Designated Holder offers Eligible Securities such number of copies of the prospectus as the broker may require and otherwise comply with the prospectus delivery requirements under the Securities Act;

                                    (iii)report to the Company  each  month  all
sales and other dispositions of Eligible Securities made by such Designated Holder during said month;

                                    (iv) not,   and   shall   not   permit   any
Affiliated Purchaser (as that term is defined in Regulation M under the Exchange
Act) to, bid for or purchase for any account in which such Designated Holder has a beneficial interest, or attempt to induce any other person to purchase, any securities of the Company in contravention of Regulation M under the Exchange Act;

                                                             Page 76 of 83 Pages


                                    (v) not offer or agree to pay,  directly  or
indirectly, to anyone any compensation for soliciting another to purchase, or for purchasing (other than for such Designated Holder's own account), any securities of the Company on a national securities exchange in contravention of Regulation M under the Exchange Act;

                                    (vi)  cooperate in all  reasonable  respects
with the Company as it fulfills its obligations under this Agreement; (vii) furnish such information concerning such Designated Holder and the distribution of the Eligible Securities as the Company may from time to time request to the extent required by federal securities laws; and

                                    (viii) sell Eligible  Securities only in the
manner described in the Registration Statement or as otherwise permitted by federal securities laws.

                           (c)      Notice  to   Discontinue.   Each  Designated
                                    ------------------------
Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(vi), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(vi). If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 6(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(a)(vi) to and including the date when the Designated Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6(a)(vi).

                           (d)      Registration Expenses. The Company shall pay
                                    ---------------------
all expenses (other than as set forth in Sections 3(c) and 4(b)) arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of Holders' Counsel in connection with "blue sky" qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits incident to or required by any registration or qualification) and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective; provided, however, that, in connection with the
                                 --------  -------
registration or qualification of the Eligible Securities under state securities laws, nothing herein shall be deemed to require the Company to make any payments to third parties in order to obtain "lock-up," escrow or other extraordinary agreements. All of the expenses described in this Section 7 are referred to herein as "Registration Expenses."
           ---------------------

                                                             Page 77 of 83 Pages


                  7.       Indemnification; Contribution.
                           -----------------------------

                           (a)      Indemnification by the Company.  The Company
                                    ------------------------------
agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Designated Holder, its officers, directors, trustees, partners, employees, advisors and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue statement of a material fact contained in any registration statement, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein or caused by such Designated Holder's failure to deliver a copy of the prospectus or any amendments or supplements thereto in accordance with the requirements of the Securities Act after the Company has furnished such Designated Holder with a copy of the same. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

                           (b)      Indemnification  by Designated  Holders.  In
                                    ---------------------------------------
connection with any registration statement in which a Designated Holder is participating pursuant to Section 3 or 4 hereof, each such Designated Holder shall furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such registration statement or prospectus and each Designated Holder agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls the Company or such underwriter (within the meaning of the Securities Act and the Exchange Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only with respect to any such information with

                                                             Page 78 of 83 Pages


respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, or with respect to such Designated Holder's failure to deliver a copy of the prospectus or any amendments or supplements thereto in accordance with the requirements of the Securities Act after the Company has furnished such Designated Holder with a copy of the same; provided, however, that the total amount to be indemnified by such Designated
--------   -------
Holder pursuant to this Section 7(b) shall be limited to the net proceeds received by such Designated Holder in the offering to which the registration statement or prospectus relates.

                           (c)      Conduct of Indemnification  Proceedings. Any
                                    ---------------------------------------
Person entitled to indemnification hereunder (the "Indemnified Party") agrees to
                                                   -----------------
give prompt written notice to the indemnifying party (the "Indemnifying  Party")
                                                           -------------------
after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure
                                             --------  -------
so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder except to the extent that the delay or failure to give such notice materially prejudices the ability of the Indemnifying Party to defend such action. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct, in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

                           (d)      Contribution.    If   the    indemnification
                                    ------------
provided for in this Section 7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by

                                                             Page 79 of 83 Pages


reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(a), 7(b) and 7(c), any reasonable legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be indemnified by such Designated Holder shall
--------
be limited to the net proceeds received by such Designated Holder in the offering.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

                  8.       Rule 144.
                           --------

                  The Company covenants that it shall file any reports required to be filed by it under the Exchange Act; and that it shall take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

                  9.       Miscellaneous.

                           (a)      Recapitalizations,   Exchanges,   etc.   The
                                    -------------------------------------
provisions of this Agreement shall apply, to the full extent set forth herein, with respect to (i) the shares of Common Stock and (ii) to any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

                                                             Page 80 of 83 Pages


                           (b)      No  Inconsistent  Agreements.   The  Company
                                    ----------------------------
shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

                           (c)      Remedies.   The   Designated   Holders,   in
                                    --------
addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                           (d)      Amendments and Waivers.  Except as otherwise
                                    ----------------------
provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by all of the parties hereto.

                           (e)      Notices.  All  notices,  demands  and  other
                                    -------
communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, overnight courier service or personal delivery:

                                    (i)     if to QIP:

                                            Kaya Flamboyan 9,
                                            Villemstad
                                            Curacao
                                            Netherlands-Antilles

                                            with a copy to:

                                            Soros Fund Management LLC
                                            888 Seventh Avenue
                                            New York, NY 10016
                                            Telecopy:  (212) 664-0544
                                            Attn: Michael Neus, Esq.

                                                             Page 81 of 83 Pages


                                        and a copy to:

                                        Paul, Weiss, Rifkind, Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York 10019-6064
                                        Telecopy:      (212) 757-3990
                                        Attention:     Matthew Nimetz, Esq.

                           (ii)         If to SFM DI:

                                        Soros Fund Management LLC
                                        888 Seventh Avenue
                                        New York, NY 10016
                                        Telecopy:  (212) 664-0544
                                        Attn: Michael Neus, Esq.
                                        with a copy to:

                                        Paul, Weiss, Rifkind, Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York 10019-6064
                                        Telecopy:      (212) 757-3990
                                        Attention:     Matthew Nimetz, Esq.

                           (iii)        if to the Company:

                                        Integra LifeSciences Corporation
                                        105 Morgan Lane
                                        Plainsboro, NJ 08536
                                        Telecopy:      (609) 799-3297
                                        Attention:     Stuart M. Essig,
                                                       President and CEO

                                        with a copy to:

                                        Drinker Biddle & Reath LLP
                                        105 College Road East
                                        Princeton, NJ 08542-0627
                                        Telecopy:     (609) 799-7000
                                        Attention:    John E. Stoddard III, Esq.

                            (iv)        if to any other  Designated  Holder,  at
                                        its   address   as  it  appears  on  the
                                        transfer books of the Company

                  All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                                                             Page 82 of 83 Pages


                           (f)      Successors   and   Assigns;    Third   Party
                                    --------------------------------------------
Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon
-------------
the successors and assigns of each of the parties hereto. The registration rights and the other rights of the Designated Holders contained in this Agreement shall be, with respect to any Registrable Security, (i) automatically transferred from QIP or SFM DI, as the case may be, to any Affiliate thereof, and (ii) in all other cases, transferred by the Designated Holders only with the consent of the Company. All of the obligations of the Company hereunder shall survive any such transfer. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the rights granted hereunder.

                           (g)      Counterparts. This Agreement may be executed
                                    ------------
in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           (h)      Headings. The headings in this Agreement are
                                    --------
for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           (i)      GOVERNING  LAW.  THIS  AGREEMENT   SHALL  BE
                                    --------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                           (j)      Severability.  If  any  one or  more  of the
                                    ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Designated Holders shall be enforceable to the fullest extent permitted by law.

                           (k)      Entire Agreement. This Agreement is intended
                                    ----------------
by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and in the Series B Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           (l)      Further  Assurances.  Each  of  the  parties
                                    -------------------
shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                                                             Page 83 of 83 Pages


                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.


                                     INTEGRA LIFESCIENCES CORPORATION



                                     By:     /S/  STUART M. ESSIG
                                             ___________________________________
                                             Name:      Stuart M. Essig
                                             Title:     President and Chief
                                                        Executive Officer


                                     QUANTUM INDUSTRIAL PARTNERS LDC



                                     By:     /S/ MICHAEL C. NEUS
                                             ___________________________________
                                             Name:      Michael C. Neus
                                             Title:     Attorney-in-Fact



                                     SFM DOMESTIC INVESTMENTS LLC



                                     By:     /S/ MICHAEL C. NEUS
                                             ___________________________________
                                             Name:      Michael C. Neus
                                             Title: